EXHIBIT 10.1

January 2, 2007

ARDENT MINES LIMITED
110 Jardin Drive, Unit 13
Concord, Ontario
Canada L4K 2T7

Ladies and Gentlemen:

Taras Chebountchak, the owner of the following claims, will hold in trust for Ardent Mines Limited, a 100% undivided interest in the following claims:

		Date of	Date of
Tenure No.	Document Description	Recording	Expiration
509276	Gold Ridge	December 12, 2006	June 19, 2007
509277	WGR	December 12, 2006	June 19, 2007
509278	GRN	December 12, 2006	June 19, 2007

Taras Chebountchak will deliver full title on demand to Ardent Mines Limited.

Yours truly,

TARAS CHEBOUNTCHAK
Taras Chebountchak